Exhibit (c)(ix)

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

CONFIDENTIAL

MAY 2024

LAZARD

DISCUSSION MATERIALS

Project Tempest

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclai m er P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T EPAM 5/9 Earnings Release and Market Impact ($ in millions except per share values unless otherwise stated) EPAM Systems lowered its FY2024 Revenue guidance, citing macroeconomic and geopolitical headwinds; shares fell 27% on the news EPAM Systems – Ǫ1’24 Earnings Select Management Commentary So u r c e : 1 Co m pa n y f ili ng s a n d F a c t S e t a s of 5 / 9 /2024. Previous guidance called for 1 - 4% Revenue growth in 2024 (2.5% midpoint) with negligible contribution from currency effects and a “minimal” contribution from acquisitions. Revised guidance calls for a 1.4% decline, or 2.0% on an organic, constant currency basis. Calculated as 5/9/2024 closing share price vs. 5/8/2024 closing share price. Calculated as 5/9/2024 implied EV / CY2024E EBITDA multiple vs. 5/8/2024 implied EV / CY2024E EBITDA multiple. 2 3  Revised FY’24 guidance down due to continued global volatility that led to “client demand not improving to the degree originally expected” as EPAM enters Ǫ2  Macro and geopolitical factors affecting both overall markets and IT services / digital transformation markets now expected to continue through 2024  Previously anticipated Revenue acceleration in second half of the year not expected to materialize  Revenue growth slowdown is requiring a rebalance of delivery platform towards lower cost locations  Lower utilization and ongoing pricing pressure will continue to negatively impact Gross Margin EPAM Systems – Ǫ 1 ’ 24 Earnings Results and Guidance vs . Consensus Comparison  EPAM reported Ǫ 1 Results, approximately in line with expectations for Revenue ( $ 1 , 165 m reported vs . $ 1 , 161 m analyst consensus) and beating expectations for Non - GAAP EBIT ( $ 174 m vs . $ 163 m consensus) and Non - GAAP EBIT margins ( 15 % vs . 14 % consensus)  Full year 2024 guidance was slightly lifted for Non - GAAP EBIT margins (new range of 15 . 0 - 15 . 5% , up from 14 . 5 - 15 . 5% ) but the downgrade to Revenue drove the market reaction  New full year Revenue growth guidance (at the midpoint) calls for a 2.0% decline vs. previous guidance of 2.5% growth 1  Midpoint of 2024 Revenue guidance is now $4,625m, 3.8% below analyst consensus of $4,807m prior to the earnings announcement 1 - Day Rea c t io n s : Thu 5/ 9 v s . W e d 5/ 8 E V / ’24 E EB ITDA ( x C h ang e) 3 Sh ar e Pri c e ( % C h ang e) 2 (4.7x) (27%) EPAM Systems (1.6x) (9%) Globant (0.6x) (5%) Endava (0.2x) (2%) Accenture (0.1x) (1%) Capgemini (0.1x) (1%) C ogniz a nt Tech (0.4x) (3%) Tempest 3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Tempest Stock Price Update

($ per share)

Tempest Share Price Performance Since June 2023


$8.50
7.50
6.50
5.50
4.50
3.50
2.50
1.50
(26%)
1
+14%
2
(29%)
3
+20%
4
%
%
Denotes share price reaction to earnings release
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24

Commentary

1 Q2'23 (August 8, 2023)

Tempest missed Q2'23 consensus Revenue by 5% and consensus Adjusted EBITDA by 36%, and revised CY'23 Revenue and Adjusted EBITDA guidance downwards by 10% and 41%, respectively

2 Q3'23 (November 7, 2023)

Tempest beat Q3'23 consensus Revenue by 1% and consensus Adjusted EBITDA by 20% and narrowed the FY'23 Revenue guidance range, while revising FY'23 Adjusted EBITDA guidance downwards 3%

3 Q4'23 (February 27, 2024)

Tempest missed Q4'23 consensus Revenue by 6% and Q4'23 consensus Adjusted EBITDA by 55%

4 Q1'24 (May 7, 2024)

Tempest beat Q1'24 consensus Revenue by 2% and missed Q1'24 consensus Adjusted EBITDA by 22%, and raised the FY'24 Revenue guidance range, while maintaining the FY'24 Adjusted EBITDA Margin guidance range. Finally, it was announced that CEO Xiao Guo will step down and be replaced by Mike Sutcliff

Source: Company filings and FactSet as of 5/9/2024.

LAZARD

4

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Preli m inary Valua tio n Su m mary ($ in billions except per share values unless otherwise stated) So u r c e : Note: Co m pa n y f ili ngs , W a l l St r ee t r e s e a r c h a n d F a c t S e t a s of 5 / 9 / 2024 . 1 Implied share prices based on Tempest’s balance sheet and FDSO as of 3 / 31 / 2024 . Assumes 2 acquisition of Watchful assets/talent announced 4 / 17 / 2024 is valued in line with $ 2 . 525 m 3 purchase price (including $ 1 . 25 m contingent consideration ; no valuation premium or discount t o p u r c h a s e p r i c e ) . A s of 3 / 31 / 2024. Applied to Tempest current/unaffected price (5/9/2024). Represents controlling shareholder final bid premia to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. I n put I mpl i e d S har e P ric e ($) I mpl i e d E V Co mm e n t ary Public C o m para bl e s E V / CY 2024E Ad ju s t e d EBITDA $92m $0. 9 – $1. 1  Based on EV/CY2024E Adjusted EBITDA multiples of global peers  Low: 9.5x (25 th percentile of global peers: 9.7x)  High: 12.5x (75 th percentile of global peers: 12.7x) E V / CY 2025E Ad ju s t e d EBITDA $155m $1. 3 – $1. 8  Based on EV/CY2025E Adjusted EBITDA multiples of global peers   Low: 8.5x (25 th percentile of global peers: 8.4x) High: 11.5x (75 th percentile of global peers: 11.6x) Precedent Tran s ac t io n s E V / L TM Ad ju s t e d EBITDA $83m 1 $0. 8 – $1. 4  Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions  L o w: 9 . 5 x ( Site l Gr o up/ S y k e s : 9 . 4x)  Hi gh : 17. 0 x (Ca p g e mini / iGat e : 17. 0x) D CF Tempest M anag e me n t Plan 5 - y e ar Plan $2. 2 – $3. 3  B as e d o n T e mpe s t M anag e me nt P l an  WACC of 11.5% – 16.5%, Terminal Value multiple of 9.5x – 12.5 x NTM Ad ju s t e d E B I T D A For R e f e ren c e Only E V / CY 2024E Ad j. E B I T D A (Consensus) $84m $0. 8 – $1. 1  Based on EV/CY2024E Adjusted EBITDA multiples of global peers (9 .5 x t o 12. 5 x as ab o v e ) E V / CY 2025E Adj. EB I T D A (Consensus) $125m $1 . 1 – $1 . 4  Based on EV/CY2025E Adjusted EBITDA multiples of global peers (8 .5 x t o 11. 5 x as ab o v e ) 52 - W ee k Trading Range $2.2 5 t o $8.24 $1. 0 – $3. 1  52 - W ee k Hi g h c l o s e o f $8.2 4 o n 5/ 31/ 23  52 - W ee k L o w c l o s e o f $2.2 5 o n 5/3/ 24 A n al yst Price Ta rg e t s $3.0 0 t o $6.00 $1. 2 – $2. 3   Wedbush Securities (5/7/24): Price target of $6.00 TD C o wen (5/ 7/ 24) : P ric e t arge t o f $3.00 Minority S quee z e - Outs Premia 37 % t o 78% $1. 6 – $2. 1  Based on premia paid in selected precedent minority transactions b y C o ntr o ll i n g S h a reh o l der  Low: 37% (25 th percentile); High: 78% (75 th percentile) 2,3 T e c h an d I T Services Premia 25 % t o 57% $1. 5 – $1. 8  Based on premia paid by Financial Sponsor acquirors in all - cash t e c h an d I T s e rvi c e s maj o rit y t ran s ac t io n s  Low: 25% (25 th percentile); High: 57% (75 th percentile) 2 $1.71 $2.48 $2.25 $3.00 $4.07 $2 . 46 $3 . 54 $8.24 $6.00 $5.29 $3.71 $4.66 $ 2 . 9 7 - C u rr e n t ( 5 / 9 / 2 4 ) $ 4 . 0 0 – A t l a s O f f e r ( 3 / 2 2 / 2 4 ) $1.92 $3.20 $1.69 $5 . 68 $2 . 72 $4.52 $3 . 49 $8.89 5

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

Analysis at Various Prices

($ in billions except per share values or as otherwise stated)

			Current Price 5/9	Atlas Offer 3/22								
Price Per Share			$2.97	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00	$7.50	$8.00
% vs. Current as of 5/9/24 ($2.97)			*0%*	*35%*	*52%*	*68%*	*85%*	*102%*	*119%*	*136%*	*153%*	*169%*
% vs. 1-Month VWAP as of 5/9/24 ($2.65)			*12%*	*51%*	*70%*	*88%*	*107%*	*126%*	*145%*	*164%*	*183%*	*201%*
% vs. 2-Month VWAP as of 5/9/24 ($2.56)			*16%*	*56%*	*76%*	*96%*	*115%*	*135%*	*154%*	*174%*	*193%*	*213%*
% vs. 3-Month VWAP as of 5/9/24 ($2.91)			*2%*	*37%*	*55%*	*72%*	*89%*	*106%*	*123%*	*140%*	*158%*	*175%*
% vs. 52-Week High[1] as of 5/9/24 ($8.24)			*(64%)*	*(51%)*	*(45%)*	*(39%)*	*(33%)*	*(27%)*	*(21%)*	*(15%)*	*(9%)*	*(3%)*
FDSO			341.7	344.5	345.4	346.2	346.9	347.6	348.2	348.7	349.1	349.5
Implied Equity Value			$1.0	$1.4	$1.6	$1.7	$1.9	$2.1	$2.3	$2.4	$2.6	$2.8
Plus: Debt			0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3	0.3
Less: Cash			(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Implied Enterprise Value			$1.2	$1.6	$1.8	$2.0	$2.1	$2.3	$2.5	$2.7	$2.8	$3.0
		Metric										
Implied EV / Revenue	*CY'23A*	*$1,127m*	1.1x	1.4x	1.6x	1.7x	1.9x	2.0x	2.2x	2.4x	2.5x	2.7x
	CY'24E	*$1,037m*	1.2x	1.5x	1.7x	1.9x	2.1x	2.2x	2.4x	2.6x	2.7x	2.9x
	CY'25E	*$1,152m*	1.1x	1.4x	1.5x	1.7x	1.8x	2.0x	2.2x	2.3x	2.5x	2.6x
Implied EV / Adjusted EBITDA	*CY'23A*	*$112m*	11.1x	14.3x	15.9x	17.5x	19.1x	20.7x	22.3x	23.9x	25.5x	27.1x
	CY'24E	*$92m*	13.5x	17.4x	19.4x	21.3x	23.2x	25.1x	27.1x	29.0x	30.9x	32.9x
	CY'25E	*$155m*	8.0x	10.3x	11.4x	12.6x	13.7x	14.9x	16.0x	17.2x	18.3x	19.4x

Source: Tempest Management Plan, company filings and FactSet as of 5/9/2024.
1 Tempest 52-Week High of $8.24 occurred on 5/31/2023.

LAZARD

6

C O N F I D E N T I A L P R O J E C T T E M P E S T Appendix I

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Source: Wall Street research and FactSet as of 5/9/2024. Note: Tempest completed its IPO on September 15, 2021. 1 William Blair has stated “Market Perform” rating in recent research without naming a specific price target. 2 J.P. Morgan has withdrawn its price target in recent research. 3 Wolfe Research has not provided a price target to accompany recent “Peer Perform” rating. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 12/2021 02/2022 04/2022 06/2022 08/2022 10/2022 12/2022 02/2023 04/2023 06/2023 08/2023 10/2023 12/2023 02/2024 04/2024 B uy H o l d S e l l Sh ar e P ric e Ta rg e t P r i c e P ric e P e r S hare P e rc e n t ag e o f B r o k e r R e c o mm e n dati o n s A s o f 5 / 9 / 24 Ta rg et P ric e Rating Firm Date $6.00 Buy 05/07/2024 5.00 Hold 05/07/2024 4.00 Hold 02/27/2024 3.40 Hold 05/07/2024 3.00 Hold 05/07/2024 – 1 Hold 05/07/2024 – 2 Buy 02/28/2024 – 3 Hold 02/27/2024 $6.00 High $3.00 Low $4.28 Mean $4.00 Median $2.97 Curr e n t S har e Pric e 34.7% % M edian A b o v e ( B el o w) Curr e n t Broker Target Prices and Recommendations ($ p er s h a r e) S u mm a r y of B r o k e r Tar g e t Price s a n d Re c om m e n d a t io n s B r o k e r Re c om m e n d a t io n s M o n t h ly Ev o lu t ion Since IPO I A P P E N D I X 8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Comparable Companies Analysis

($ in billions)

	% Ch. 52 Wk.		Equity	Enterprise	Enterprise Value / Revenue			Enterprise Value / Adj. EBITDA[1]			Gross Margin			Adj. EBITDA Margin[1]			Revenue Growth[2]		
Company	Low	High	Value	Value	23A/E	24E	25E	23A/E	24E	25E	23A/E	24E	25E	23A/E	24E	25E	'22–'23	'23–'24	'24–'25
Digital IT Services																			
EPAM Systems	0%	(42%)	$10.8	$8.8	1.88x	1.85x	1.74x	10.6x	11.2x	9.7x	31%	31%	33%	18%	16%	18%	(3%)	2%	6%
Globant	26%	(31%)	7.7	7.8	3.70	3.18	2.67	18.0	15.6	12.7	38%	38%	38%	21%	20%	21%	11%	16%	19%
Endava	9%	(61%)	1.9	1.6	1.72	1.79	1.49	8.9	9.4	6.8	33%	32%	36%	19%	19%	22%	5%	(1%)	17%
			25th Percentile		1.80x	1.82x	1.61x	9.7x	10.3x	8.2x	32%	31%	35%	19%	18%	20%	1%	0%	12%
			Mean		2.43	2.27	1.96	12.5	12.1	9.7	34%	34%	36%	19%	19%	20%	4%	6%	14%
			Median		1.88	1.85	1.74	10.6	11.2	9.7	33%	32%	36%	19%	19%	21%	5%	2%	17%
			75th Percentile		2.79	2.51	2.20	14.3	13.4	11.2	36%	35%	37%	20%	20%	22%	8%	9%	18%
Diversified IT Services																			
Accenture	14%	(21%)	$197.7	$195.6	3.03x	2.94x	2.75x	13.8x	13.2x	12.3x	33%	33%	33%	22%	22%	22%	3%	3%	7%
Capgemini	35%	(9%)	39.4	41.6	1.71	1.69	1.58	10.8	10.5	9.7	27%	27%	27%	16%	16%	16%	4%	1%	7%
Cognizant Tech	9%	(16%)	33.5	31.9	1.65	1.65	1.59	8.8	8.7	8.0	35%	34%	35%	19%	19%	20%	(1%)	(1%)	3%
			25th Percentile		1.68x	1.67x	1.59x	9.8x	9.6x	8.8x	30%	30%	30%	17%	18%	18%	1%	0%	5%
			Mean		2.13	2.09	1.98	11.1	10.8	10.0	31%	31%	31%	19%	19%	20%	2%	1%	6%
			Median		1.71	1.69	1.59	10.8	10.5	9.7	33%	33%	33%	19%	19%	20%	3%	1%	7%
			75th Percentile		2.37	2.32	2.17	12.3	11.9	11.0	34%	34%	34%	20%	21%	21%	4%	2%	7%
			Global 25th Perc.		1.72x	1.71x	1.59x	9.3x	9.7x	8.4x	31%	31%	33%	18%	17%	18%	(0%)	(0%)	6%
			Global Mean		2.28	2.18	1.97	11.8	11.4	9.8	33%	32%	34%	19%	19%	20%	3%	3%	10%
			Global Median		1.80	1.82	1.66	10.7	10.9	9.7	33%	32%	34%	19%	19%	20%	4%	2%	7%
			Global 75th Perc.		2.74	2.67	2.43	13.0	12.7	11.6	34%	34%	36%	20%	20%	22%	5%	3%	15%

LAZARD

Source: Company filings, Wall Street research and FactSet as of 5/9/2024.
Note: Years refer to calendar years.
1 All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.
2 Organic revenue growth figures are shown where available.

9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Comparable Precedent Transactions

($ in millions unless otherwise stated)

Announcement Date	Acquiror	Target	Enterprise Value	EV / LTM Adj. EBITDA
May-24	EQT[1]	Perficient	$2,966	16.8x
Jun-21	Sitel Group	Sykes	$2,160	9.4
Sep-20	Baring Private Equity	Virtusa	$1,993	16.4
Mar-20	Veritas Capital	DXC (*HHS Business*)	$5,000	12.5[2]
Jun-19	Capgemini	Altran	€5,078	11.2
Jan-19	DXC	Luxoft	$1,989	15.3
Jul-18	Atos	Syntel	$3,586	13.3
Nov-17	Altran	Aricent	$2,000	10.6[2]
Apr-15	Capgemini	iGate	$4,603	17.0
Nov-14	Publicis	Sapient	$3,402	16.1
25th Percentile				**11.5x**
Mean				**13.9x**
Median				**14.3x**
75th Percentile				**16.4x**

Source: Company filings and Wall Street research.
Note: All EBITDA figures calculated on a pre-SBC basis where available.
1 Through an affiliate of BPEA Private Equity Fund VIII.
2 DXC (State & Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information.

LAZARD

10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Tempest Management Plan ($ i n mi ll i o n s exc ept p er s h a r e v a l u es ) P R O J E C T T E M P E S T So u r c e : Note: Tempest Management, company filings, Wall Street research and FactSet as of 5/9/2024. DCF assumes mid - year convention and valuation date as of 3/31/2024. Adj. EBITDA burdened for restructuring charges. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m. Assumes acquisition of Watchful assets/talent announced 4/17/2024 is valued in line with $2.525m purchase price (including $1.25m contingent consideration; no valuation premium or discount to purchase price). D&A and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs, NOL utilization and Watchful acquisition. 1 2 3 C Y ' 28 E / T V CY2027E T e m p e s t M a n a g e m e n t P la n Ǫ4 CY'24E CY2025E CY2026E Ǫ 3 C Y ' 24 E Ǫ 2 C Y ' 24 E Actuals C Y 2023 A Ǫ 1 C Y ' 24 A $380 $307 $235 $155 $31 $32 $18 $5 $93 A d j u s t e d E B I T D A 19% 18% 17% 13% 12% 12% 7% 2% 8% % M a r g i n (43) (36) (30) (25) (5) (5) (5) (3) (22) D e p r ec i a t i o n & A m o r t i z a t i o n 1 (70) (59) (49) (46) (13) (11) (11) (11) (65) S t o c k - B a s e d C o m p e n s a t i o n $267 $213 $157 $84 $13 $16 $2 ($9) $6 A d j u s t e d E B I T 1 13% 13% 11% 7% 5% 6% 1% (4%) 1% % M a r g i n (76) (67) (56) (50) (27) (18) 1 (0) Taxes 29% 31% 36% 59% 203% 111% (63%) (0%) % E ff ec t i v e T a x R a t e $190 $146 $100 $35 ($14) ($2) $3 ($9) NOPAT 9% 9% 7% 3% (5%) (1%) 1% (4%) % M a r g i n 43 36 30 25 5 5 5 P l u s : D e p r ec i a t i o n & A m o r t i z a t i o n 5 4 3 3 1 1 1 P l u s : B a d D e b t E x p e n s e 2 (41) (35) (30) (17) 5 7 16 L e ss : I n c r e a s e i n N W C (48) (40) (34) (28) (5) (5) (5) L e ss : C a p i t a l E x p e n d i t u r e s $149 $111 $70 $17 ($8) $6 $20 U n l e v e r e d F r e e C a s h F l o w E n t e r p r i s e V a l u e at CY2028E (NTM) Adjusted EBITDA Multiple of I m p li ed Sh a r e P r i c e ( $ ) at CY2028E (NTM) Adjusted EBITDA Multiple of PV o f F C F s Ǫ 2 ' 24E – ' 27E W A C C 12.5x 11.5x 11.0x 10.5x 9.5x $2,839 $2,625 $2,518 $2,411 $2,197 2,930 2,709 2,599 2,488 2,267 3,075 2,842 2,726 2,610 2,378 3,228 2,984 2,862 2,740 2,496 3,336 3,084 2,957 2,831 2,579 12.5x 11.5x 11.0x 10.5x 9.5x $7.49 $6.89 $6.59 $6.29 $5.68 7.75 7.13 6.82 6.50 5.88 8.15 7.50 7.17 6.85 6.19 8.59 7.90 7.56 7.21 6.53 8.89 8.18 7.82 7.47 6.76 16.5% 15.5% 14.0% 12.5% 11.5% $148 151 156 161 164 E q u i t y V a l u e at CY2028E (NTM) Adjusted EBITDA Multiple of I m p li ed P G R 3 at CY2028E (NTM) Adjusted EBITDA Multiple of W A C C 12.5x 11.5x 11.0x 10.5x 9.5x $2,615 $2,401 $2,294 $2,187 $1,973 2,706 2,485 2,375 2,264 2,043 2,851 2,618 2,502 2,386 2,154 3,004 2,760 2,638 2,516 2,272 3,112 2,860 2,733 2,607 2,355 12.5x 11.5x 11.0x 10.5x 9.5x 13.1% 12.8% 12.6% 12.5% 12.0% 12.1% 11.8% 11.7% 11.5% 11.1% 10.6% 10.4% 10.2% 10.0% 9.6% 9.2% 8.9% 8.7% 8.5% 8.1% 8.2% 7.9% 7.7% 7.6% 7.1% 16.5% 15.5% 14.0% 12.5% 11.5% I A P P E N D I X 11

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Tempest NOLs Discounted Cash Flow Analysis – Tempest Management Plan

($ in millions)

			Actuals		Tempest Management Plan							
			Q1 2024A		Q2 2024E	Q3 2024E	Q4 2024E	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E+
Corporate Entity	Tax Rate	Depletion By	Gross NOL Balance	Tax Effected NOL Balance	Depletion Schedule							
U.S. NOLs												
TWUSA	4.4%	31-Dec-39	$0.4	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
TWUSA	6.0%	31-Dec-29	0.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	9.8%	31-Dec-34	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	7.9%	31-Dec-39	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TRACQ	21.0%	31-Dec-30	5.0	1.0	0.0	0.0	0.0	0.2	0.2	0.2	0.2	0.3
TRHLD	21.0%	31-Dec-30	17.6	3.7	0.1	0.1	0.1	0.5	0.5	0.5	0.5	1.1
Total US			$23.6	$4.8	$0.2	$0.2	$0.2	$0.7	$0.7	$0.7	$0.7	$1.4
Non-U.S. NOLs												
TWAUI	30.0%	31-Dec-26	$2.7	$0.8	$0.1	$0.1	$0.1	$0.3	$0.3	-	-	-
TWBRA	34.0%	31-Dec-38	27.8	9.4	0.2	0.2	0.2	0.6	0.6	0.6	0.6	6.4
TWBRZ	34.0%	31-Dec-38	1.4	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.3
TWCAD	26.5%	31-Dec-28	8.8	2.3	0.1	0.1	0.1	0.5	0.5	0.5	0.5	-
TWFIN	20.0%	31-Dec-31	4.6	0.9	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.4
TWDEU	17.5%	31-Dec-28	11.9	2.1	0.1	0.1	0.1	0.4	0.4	0.4	0.4	-
TWDEU	15.8%	31-Dec-26	1.1	0.2	0.0	0.0	0.0	0.1	0.1	-	-	-
TWHKG	16.5%	31-Dec-34	1.9	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.2
TWITA	27.9%	31-Dec-28	1.1	0.3	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWNET	25.8%	31-Dec-34	5.9	1.5	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.8
TWNZL	28.0%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
TWSWI	19.7%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
UKHLD	25.0%	31-Dec-28	2.7	0.7	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWVNM	20.0%	31-Dec-28	0.9	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
Total Non-US			$70.7	$19.2	$0.6	$0.6	$0.6	$2.5	$2.5	$2.1	$2.1	$8.1
Total			$94.3	$24.0	$0.8	$0.8	$0.8	$3.2	$3.2	$2.8	$2.8	$9.5
Discount factor[1]					1.0	1.0	0.9	0.8	0.7	0.7	0.6	
Discounted Cash Flow Benefit					0.8	0.8	0.7	2.7	2.4	1.9	1.6	3.2
PV of NOLs as of March 31, 2024[1]			$14.1									

WACC	Implied Cost of Equity	Implied PV of NOLs
16.5%	16.5%	$13.1
15.5%	15.5%	13.5
14.0%	14.0%	14.1
12.5%	12.5%	14.8
11.5%	11.5%	15.2

LAZARD

Source: Tempest Management.
1 Discounted at a Cost of Equity of 14.0%, representing the midpoint of the WACC analysis Cost of Equity.

12

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Tempest WACC Analysis

($ in billions)

Company	Capital Structure: Market Value	Capital Structure: Net Debt/ Cap.	Capital Structure: Net Debt/ Equity	Bloomberg Historical Beta: Levered Beta[2]	Bloomberg Historical Beta: Unlevered Beta	Barra Predicted Beta: Levered Beta[2]	Barra Predicted Beta: Unlevered Beta
EPAM Systems	$10.8	(23%)	(19%)	1.06	1.24	1.49	1.74
Globant	7.7	0%	0%	0.84	0.84	1.52	1.52
Endava	1.9	(14%)	(12%)	1.29	1.44	1.97	2.21
Accenture	197.7	(1%)	(1%)	1.09	1.10	1.07	1.08
Capgemini	39.4	5%	6%	0.89	0.85	1.21	1.16
Cognizant Tech	33.5	(5%)	(5%)	0.96	1.00	0.96	1.00
Peer 25th Percentile		(12%)	(11%)	0.91	0.89	1.11	1.10
Peer Median		(3%)	(3%)	1.01	1.05	1.35	1.34
Peer 75th Percentile		0%	0%	1.08	1.21	1.51	1.68
Digital IT Services Median		(14%)	(12%)	1.06	1.24	1.52	1.74
Diversified IT Services Median		(1%)	(1%)	0.96	1.00	1.07	1.08
Tempest	$1.0[1]	18%[1]	22%[1]	1.22	1.05	1.72	1.49

WACC Assumptions		Sensitivity Range: Low	Sensitivity Range: High	Implied Cost of Equity: Low	Implied Cost of Equity: High	Implied WACC: Low	Implied WACC: High
Unlevered Beta	1.49	1.00	1.70	11.5%	16.5%	11.5%	16.5%
Target Net Debt/Capitalization	0.0%	(15.0%)	15.0%	14.0%	16.3%	15.3%	14.8%
Target Net Debt/Equity	0.0%						
Levering Factor	1.0						
Levered Beta[2]	1.49						
Tax Rate	28.6%						
Risk-Free Rate of Return[3]	4.35%						
Equity Risk Premium[4]	7.17%	5.50%[5]	7.17%[5]	12.5%	15.0%	12.5%	15.0%
Cost of Equity[6]	15.0%						
Pre-Tax Cost of Debt	8.0%						
Post-Tax Cost of Debt	5.7%						
WACC[7]	15.0%						

Source: Kroll, company filings, Wall Street research and FactSet as of 5/9/2024.
Note: Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 4/30/2024.
1 Based on Tempest's current price of $2.97 (as of 5/9/2024).
2 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)].
3 Represents 10-Year Government Bond Yields weighted by Country revenue exposure.
4 Historical long-term equity risk premium (7.17%): large company stock total returns minus long-term government bond income returns. (Source: Kroll December 2023).
5 Low end of range: Kroll recommended equity risk premium (5.50%) as of February 2024; high end of range: historical long-term equity risk premium (7.17%) as of December 2023. (Source: Kroll).
6 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
7 Weighted Average Cost of Capital = (Post-Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap).

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13

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - W eight e d Risk - Free Ra t e A n alysis P R O J E C T T E M P E S T Source: Tempest Management Plan, Trading Economics and FactSet as of 5/9/2024. 1 Yields are for 10 - year local currency government bonds as of 5/9/2024. All yields retrieved from FactSet unless otherwise noted. 2 Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 5/9/2024. 3 Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. 4 Y i e l d w e ight e d b y C Y 2024 E r e v e n u e s h a r e . Yi e l d (%) 1 CY 2024 E Rev e n u e Sha r e (%) Country 4.46% 32.6% US 2.50% 13.2% Germany 4.35% 12.0% Australia 7.13% 9.1% India 4.14% 8.2% UK 3.31% 6.8% Singapore 2.34% 5.9% China 3.62% 3.1% Canada 11.85% 2.7% Brazil 3.29% 1.7% Spain 5.95% 2 1.3% Chile 3.81% 1.2% Italy 2.77% 0.8% Thailand 4.46% 3 0.4% Ecuador 2.80% 0.4% Netherlands 3.00% 0.3% Finland 6.76% 0.2% Romania 3.96% 0.2% Hong Kong 4.74% 0.0% N e w Ze al and 0.74% 0.0% Switzerland 4.35% Country - Weighted Risk - Free Rate 4 I A P P E N D I X 14

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Premia in Selected Precedent Minority Transactions[1] by Controlling Shareholder

($ in billions)

					Initial Bid Premium to			Final Bid Premium to		
Date	Target	Acquiror	% of Equity Owned[2]	Implied Equity Value[3]	Closing Share Price Before Initial Bid[4]	1-Month VWAP (at Initial Bid)[5]	Initial to Final Bid Increase	Closing Share Price Before Initial Bid[4]	Unaffected Share Price[6]	1-Month VWAP (Unaffected)[5,6]
Aug-23	SciPlay	Light & Wonder	83%	$2.9	29%	18%	15%	47%	47%	35%
Dec-22	Weber	BDT Capital	72%	2.4	24%	(4%)	29%	60%	24%	18%
Jun-22	Convey	TPG Capital	75%	0.8	66%	48%	17%	93%	143%	105%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.6	55%	50%	30%	101%	96%	100%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.9	42%	37%	13%	61%	59%	59%
Aug-20	Hudson	Dufry AG	57%	0.7	24%	9%	23%	52%	50%	61%
Nov-19	AVX	KYOCERA Corp	72%	3.7	30%	28%	12%	45%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.1	30%	41%	3%	34%	29%	41%
Nov-16	Synutra	Investor Group	64%	0.3	63%	28%	2%	67%	58%	31%
Sep-16	Federal-Mogul	Icahn	82%	1.7	41%	63%	43%	101%	101%	133%
Mar-16	Crown Media	Hallmark	90%	1.8	2%	13%	Nil	2%	2%	13%
25th Percentile			68%	$0.8	26%	15%	7%	46%	37%	33%
Mean			73%	$2.0	37%	30%	17%	60%	60%	58%
Median			72%	$1.8	30%	28%	15%	60%	50%	42%
75th Percentile			79%	$2.6	48%	44%	26%	80%	78%	80%
Tempest			61%	$1.4	66%	34%	–	–	–	–

Source: Atlas Bid Proposal (as of 3/22/2024), Tempest Management and company filings.
1. All cash, minority transactions with U.S. targets and over $100m in equity consideration over the last 8 years with offers from only single acquiror. Excludes transactions in real-estate, energy, financial institutions and oil and gas industries.
2. Based on issued and outstanding common stock, on a non-diluted basis.
3. Implied Equity Value calculated as final bid price multiplied by FDSO.
4. Reflects unaffected date of first bid.
5. Reflects 1 calendar month.
6. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors.

LAZARD

15

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Historical Premia Paid Analysis – *All-Cash Transactions (Last 5 Years)*

All Acquirors


N = 83
53%
34%
24%
75th Percentile
Median
25th Percentile

Financial Sponsor Acquirors


N = 49
57%
34%
25%
75th Percentile
Median
25th Percentile

LAZARD

Source: FactSet as of 5/9/2024.
Note: Analysis includes all technology and IT services M&A majority transactions since May-19 with public targets and deal values greater than $500 million. Premia represent purchase price premia relative to unaffected share prices.

16

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST | APPENDIX

Tempest Management Plan: Long Term Forecast

($ in millions)

	Actuals				Tempest Management Plan				
	CY'20A	CY'21A	CY'22A	CY'23A	CY'24E	CY'25E	CY'26E	CY'27E	CY'28E
Revenue – Organic growth[1] (%)	+4%	+31%	+19%	(15%)	(8%)	+11%	+21%	+20%	+20%
Revenue	$803	$1,070	$1,296	$1,127	$1,037	$1,152	$1,396	$1,676	$2,004
Tempest Broker Consensus					$1,009	$1,080			
Adjusted Gross Profit[2] – Adj. Gross Profit Margin (%)	42%	44%	42%	36%	36%	39%	41%	42%	41%
Adjusted Gross Profit	$337	$473	$540	$407	$370	$451	$576	$697	$828
Tempest Broker Consensus					$346	$381			
Adjusted EBITDA[3] – Adj. EBITDA Margin (%)	19%	21%	20%	10%	9%	13%	17%	18%	19%
Adjusted EBITDA	$153	$224	$257	$112	$92	$155	$235	$307	$380
Tempest Broker Consensus					$84	$125			

Mgmt. Observations & Assumptions

- 8% organic decline in CY'24E due to ongoing macro weakness and reorg-related disruptions, increasing to +20% growth by 2026 as assumed market recovery brings demand back to historical levels
- Gross Margins to remain low in CY'24E due to recent declines in ABR and slower-than-hoped cost cutting, rising from CY'25E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth
- EBITDA margins approx. double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non-S&M) operating margin improvements

● Tempest Broker Consensus

Source: Tempest Management Plan, Tempest Management and FactSet as of 5/9/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD 17

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T For Reference: Prior Preliminary Valuation Summary (Discussed on 5/8/2024) So u r c e : Note: Co m pa n y f ili ngs , W a l l St r ee t r e s e a r c h a n d F a c t S e t a s of 5 / 7 / 2024 . 1 Implied share prices based on Tempest’s balance sheet and FDSO as of 3 / 31 / 2024 . Assumes 2 acquisition of Watchful assets/talent announced 4 / 17 / 2024 is valued in line with $ 2 . 525 m 3 purchase price (including $ 1 . 25 m contingent consideration ; no valuation premium or discount t o p u r c h a s e p r i c e ) . A s of 3 / 31 / 2024. Applied to Tempest current/unaffected price (5/7/2024). Represents controlling shareholder final bid premia to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. ($ in billions except per share values unless otherwise stated) I n put I mpl i e d S har e P ric e ($) I mpl i e d E V Co mm e n t ary Public C o m para bl e s E V / CY 2024E Ad ju s t e d EBITDA $92m $0. 9 – $1. 4  Based on EV/CY2024E Adjusted EBITDA multiples of global peers  Low: 10.0x (25 th percentile of global peers: 10.0x)  High: 15.5x (75 th percentile of global peers: 15.3x) E V / CY 2025E Ad ju s t e d EBITDA $155m $1. 3 – $2. 1  Based on EV/CY2025E Adjusted EBITDA multiples of global peers   Low: 8.5x (25 th percentile of global peers: 8.5x) High: 13.5x (75 th percentile of global peers: 13.5x) Precedent Tran s ac t io n s E V / L TM Ad ju s t e d EBITDA $83m 1 $0. 8 – $1. 4  Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions  L o w: 9 . 5 x ( Site l Gr o up/ S y k e s : 9 . 4x)  Hi gh : 17. 0 x (Ca p g e mini / iGat e : 17. 0x) D CF Tempest M anag e me n t Plan 5 - y e ar Plan $2. 3 – $4. 1  B as e d o n T e mpe s t M anag e me nt P l an  WACC o f 11. 5% – 16. 5% , T e rmin a l V a l ue mu l t ipl e o f 10. 0 x – 15.5 x NTM Ad ju s t e d E B I T D A For R e f e ren c e Only E V / CY 2024E Ad j. E B I T D A (Consensus) $83m $0. 8 – $1. 3  Based on EV/CY2024E Adjusted EBITDA multiples of global peers (10 . 0 x t o 15. 5 x as abo v e ) E V / CY 2025E Adj. EB I T D A (Consensus) $125m $1 . 1 – $1 . 7  Based on EV/CY2025E Adjusted EBITDA multiples of global peers (8 .5 x t o 13. 5 x as ab o v e ) 52 - W ee k Trading Range $2.2 5 t o $8.24 $1. 0 – $3. 1  52 - W ee k Hi g h c l o s e o f $8.2 4 o n 5/ 31/ 23  52 - W ee k L o w c l o s e o f $2.2 5 o n 5/3/ 24 A n al yst Price Ta rg e t s $3.0 0 t o $6.00 $1. 2 – $2. 3   W e dbu s h S e c uritie s (4/ 12/ 24) : P ric e t arge t o f $6. 00 TD C o wen (5/ 7/ 24) : P ric e t arge t o f $3.00 Minority S quee z e - Outs Premia 37 % t o 78% $1. 7 – $2. 1  Based on premia paid in selected precedent minority transactions b y C o ntr o ll i n g S h t a h reh o l der  Low: 37% (25 percentile); High: 78% (75 percentile) th 2 , 3 T e c h an d I T Services Premia 25 % t o 57% $1. 5 – $1. 9  Based on premia paid by Financial Sponsor acquirors in all - cash  t e c h an d I T s e rvi c t h e s maj o rit y t ran s ac t io n s Low: 25% (25 percentile); High: 57% (75 percentile) th 2 $1.80 $2.48 $2.25 $3.00 $4.14 $3.12 $4.25 $8.24 $6.00 $5.38 $3.78 $4.74 $ 3 . 0 2 - C u rr e n t ( 5 / 7 / 2 4 ) $ 4 . 0 0 – A t l a s O f f e r ( 3 / 2 2 / 2 4 ) $2.06 $3.20 $1.69 $5.99 $3.50 $5.40 $3.49 $11.02 I A P P E N D I X 18